Exhibit 10.12

FIRST AMENDMENT

TO THE

FUEL SYSTEMS SOLUTIONS, INC. DEFERRED COMPENSATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008)

THIS FIRST AMENDMENT (this “Amendment”) to the Fuel Systems Solutions, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2008) (the “Plan”) is effective as of December 31, 2008.

RECITALS

WHEREAS, Fuel Systems Solutions, Inc., (the “Company”) maintains the Plan, documentation of which consists of the Adoption Agreement for Specimen Section 451 Deferred Compensation Plan (the “Adoption Agreement”) together with the Specimen Section 451 Deferred Compensation Plan (the “Base Plan”) and any election forms referred to thereunder; and

WHEREAS, the Plan provides for the “deferral of compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to participants thereunder; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has delegated the power and authority to officers of the Company to adopt and agree to this first amendment to the Plan in the name of and on behalf of the Company; and

1. Section C1 of the Adoption Agreement is hereby amended to add the following new paragraph at the end thereof:

“No Effect on Amounts Earned and Vested as of December 31, 2004. Notwithstanding any provision of this Fuel Systems Solutions, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2008) (the “Plan”) to the contrary, the provisions of this Plan shall not apply to any amount earned and vested under the Fuel Systems Solutions, Inc. Deferred Compensation Plan (either as originally effective July 1, 1996 or as subsequently amended and restated, most recently effective July 1, 2004) (the “Prior Plan”) as of December 31, 2004, but instead such amounts shall be subject only to the applicable provisions of the Prior Plan.”

2. Section 1.5 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“1.5 CHANGE IN CONTROL means a transaction that constitutes a “change in ownership or effective control of the corporation, or the ownership of a substantial portion of the assets of the corporation” for purposes of Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder.”

3. Section 1.23 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“1.23 SPECIFIED EMPLOYEE means, with respect to the Plan, a “specified employee” as such term is defined in Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder.”

4. Section 2.3 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“2.3 CHANGE IN EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases for any reason, in the sole and absolute discretion of the Plan Administrator, to be an Eligible Employee, he or she shall not be eligible to (1) receive any Employer Contribution Credits after the date he or she ceased to be an Eligible Employee or (2) make any Compensation Deferrals with respect to any Plan Year commencing on or after the date he or she ceased to be an Eligible Employee.”

5. The second and third sentences of the fourth paragraph of Section 3.1 of the Base Plan are hereby deleted in their entirety and replaced with the following:

“Compensation Deferral elections with respect to a Plan Year are irrevocable as of the last of the prior Plan Year, or such earlier date as the Plan Administrator shall provide in accordance with such rules and procedures as the Plan Administrator may establish with respect to the Plan. Notwithstanding the foregoing, (1) Compensation Deferrals are subject to cancellation with respect to a Participant in accordance with Section 5.2 and (2) Compensation Deferrals are subject to cancellation with respect to a Participant, in the sole and absolute discretion of the Plan Administrator, in the event of the Participant’s “disability”, provided that such cancellation occurs by the later of (i) the end of the calendar year that includes the date on which the Participant incurs a disability or (ii) the date that is 2 1/2 months after the date the Participant incurs a disability. For this purpose, “disability” refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.”

6. The second paragraph of Section 5.1 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything in the Plan to the contrary, in the event a Specified Employee is entitled to distribution of any Account under the Plan due to his or her Separation from Service (other than due to death), any amount that otherwise would have been paid hereunder to such Participant at any time during the first six months following such Separation from Service shall instead be accumulated (without adjustment, except for earnings and losses as provided under Article IV, for later payment) and paid to the Participant or the Participant’s beneficiary on the earlier of (i) the first day of the seventh month following the date of the Participant’s Separation from Service or (ii) the date of the Participant’s death.”

7. The fourth paragraph of Section 5.1 of the Base Plan is hereby deleted in its entirety.

8. Section 5.2 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“5.2 UNFORESEEABLE EMERGENCY DISTRIBUTIONS. If permitted by the Employer in the Agreement, a Participant may from time to time request, on such form and in such manner as may be provided by the Plan Administrator from time to time, that the Plan Administrator authorize an emergency payment to such Participant due to an Unforeseeable Emergency (as defined below). Any such distribution shall not exceed the amount reasonably necessary to satisfy the Unforeseeable Emergency (after taking into account any additional compensation that is available upon cancellation of the Participant’s deferral elections in accordance with the last sentence of this paragraph) plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent that liquidation of such assets would not itself cause severe financial hardship) or cessation of deferrals under the Plan. If an Unforeseeable Emergency payment is authorized, the Plan Administrator shall distribute to such Participant, within a reasonable time, an amount determined by the Plan Administrator pursuant to the above, but in no situation shall such amount be in excess of the Participant’s Account balance as of such date. In the event of any payment to a Participant due to Unforeseeable Emergency hereunder, any deferral election then in place with respect to the Participant shall be cancelled.

For this purpose, “Unforeseeable Emergency” means, in the Plan Administrator’s sole and absolute discretion, an “unforeseeable emergency” with respect to a Participant as such term is defined for purposes of Section 409A(a)(2)(A)(vi) of the Code, which definition is set forth in Section 409A(a)(2)(B)(ii) of the Code and the regulations promulgated thereunder.”

9. Section 6.3 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“6.3 ACCELERATIONS. Notwithstanding anything in the Plan to the contrary, the Employer, in its sole and absolute discretion, may accelerate any distribution under the Plan (either with or without amendment of the Plan, as applicable) to the extent permitted within applicable guidance under Section 409A of the Code (which guidance, until modified or superseded, is generally set forth within Treas. Reg. § 1.409A-3(j)).”

10. Section 8.1 of the Base Plan is hereby amended to add the following new paragraph to the end thereof:

“Notwithstanding anything in the Plan to the contrary, the Plan Administrator means the committee of three or more persons who have been designated, from time to time, by the Employer as members of the committee to serve as Plan Administrator, which committee shall have all discretionary responsibility, power and authority described herein, if such a committee is designated by the Employer. In the event of such designation, the Employer shall not be the Plan Administrator, unless and until such designation is subsequently revoked by the Employer.”

11. Section 8.3 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“8.3 CLAIMS PROCEDURE. A claim for benefits under the Plan shall be handled as follows:

(a)	Filing a Claim. Each individual who claims to be eligible for benefits under this Plan (a “Claimant”) may submit a written claim for benefits (a “Claim”) to the Plan Administrator or its designee where the individual believes a benefit has not been provided under the Plan to such individual to which such individual is eligible. To be considered by the Plan Administrator, a Claim must be set forth in writing and must be submitted to the Plan Administrator or its designee no later than six (6) months after the date on which the Claimant or other individual claims to have been first entitled to such claimed benefit.

(b)	Review of Claim. The Plan Administrator or its designee shall evaluate each properly filed Claim and notify the Claimant of the approval or denial of the Claim within 90 days after the Plan Administrator or its designee receives the Claim, unless special circumstances require an extension of time for processing the Claim. If an extension of time for processing the Claim is required, the Plan Administrator or its designee shall provide the Claimant with written notice of the extension before the expiration of the initial 90-day period, specifying the circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the Plan Administrator or its designee received the claim).

(c)	Notice of Claim Denial. If a Claim is denied in whole or in part, the Plan Administrator or its designee shall provide the Claimant with a written notice setting forth (i) the specific reasons for the denial, (ii) references to pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information needed and an explanation of why such material or information is necessary, and (iv) the Claimant’s right to seek review of the denial pursuant to subsection (d) below.

(d)	Review of Claim Denial. If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Plan Administrator or its designee review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the claimant files a written request for review with the Plan Administrator or its designee within 60 days after the date on which the claimant received written notice from the Plan Administrator or its designee of the denial. Within 60 days after the Plan Administrator or its designee receives a properly filed request for review, the Plan Administrator or its designee shall conduct such review and advise the Claimant in writing of its decision on review, unless special circumstances require an extension of time for conducting the review. If an extension of time for conducting the review is required, the Plan Administrator or its designee shall provide the Claimant with written notice of the extension before the expiration of the initial 60-day period, specifying the circumstances requiring an extension and the date by which such review shall be completed (which date shall not be later than 120 days after the date on which the Plan Administrator or its designee received the request for review). The Plan Administrator or its designee shall inform the Claimant of its decision on review in a written notice, setting forth the specific reason(s) for the decision and reference to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

(e)	No Claimant or other individual may file any claim for benefits or request a review of a denial of any claim unless such person follows the provisions and timeframes of this Section 8.3. A Claimant or other individual shall not be entitled to bring any action in any court unless such person has exhausted such person’s rights under this Section 8.3 by timely submitting a Claim and requesting a review of a decision with respect to such Claim.

12. Section 10.2 of the Base Plan is hereby deleted in its entirety and replaced with the following:

“10.2 TREATMENT ON CHANGE IN CONTROL. In the event of a Change in Control of the Employer (or any other entity determined to be a “relevant corporation” with respect to Participants), the Employer, in its sole and absolute discretion shall determine whether the Plan will be terminated in connection with such Change in Control (in accordance with, and to the extent permitted by, applicable guidance under Section 409A of the Code, which guidance, until modified or superseded, is generally set forth within Treas. Reg. § 1.409A-3(j)) or whether the Plan will continue to be maintained in accordance with its terms by a successor to the Employer.”

13. A new Section 10.4 shall be added to the Base Plan to read as follows:

“10.4 SUSPENSION OF PLAN. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan; provided that with the exception of Compensation Deferrals, all contributions to the Plan shall cease as of the effective date of the suspension of the Plan and, to the extent also suspended, Compensation Deferrals shall cease with respect to any Plan Year commencing on or after the date of the suspension and further provided that payments under the Plan will continue to be made during the period of suspension in accordance with Articles 5 or 6.”

14. A new Section 12.5 shall be added to the Base Plan to read as follows:

“12.6 STATUS OF PLAN AND TRUST. Notwithstanding anything in the Plan to the contrary, this Plan shall constitute an unfunded arrangement established and maintained for the intended purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined for Title I of ERISA). If established, in the sole and absolute discretion of the Employer, any Trust shall be subject to the general creditors of the Employer, for the purpose of accumulating assets to provide for the obligations described hereunder. The establishment of a Trust shall not affect the Employer’s liability to pay benefits hereunder except that the Employer’s liability shall be offset by any payments actually made to a Participant under the Trust. In the event a Trust is established, the amount to be contributed shall be determined solely by the Employer and the investment of assets shall be in accordance with the trust document. Participants shall have no direct or indirect claim in any asset of the Trust or in specific assets of the Employer and will have the status of general unsecured creditors of the Employer for any amounts due under the Plan. Trust assets and income will be subject to the claims of the Employer’s creditors and no Employer shall be under any obligation to segregate assets for the payment of its unfunded and unsecured promise to pay Plan liabilities. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of Participants or create any fiduciary relationship between the Employer and the Participants or their beneficiaries.

15. A new Section 12.9 shall be added to the Base Plan to read as follows:

“12.9 ADDITIONAL SECTION 409A COMPLIANCE MATTERS.

(a)

The Employer intends for this Plan to be interpreted and operated in a manner such that payments and benefits hereunder do not become subject to (i) the gross income inclusion, interest or additional tax set forth within Section 409A(a)(1) of the Code, or (ii) to any other similar state or local income inclusion, interest or additional tax (collectively, (i) and (ii) the “Section 409A Penalties”). In the event that any payment or benefit hereunder becomes subject to the Section 409A Penalties or any other tax consequences, the Employer shall bear no responsibility for payment of such penalties or consequences, which shall rest exclusively with Participant or other recipient of such payments or benefits hereunder, and that in no event shall this section or any other provision of this Plan be construed to require the Employer to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan.

(b)	To the extent permitted by Section 409A and any applicable guidance issued thereunder, the Employer shall delay payment to a Participant, Participant’s beneficiary, or other appropriate payee, the portion of any amount payable hereunder: (a) to the extent that the Plan Administrator reasonably anticipates that the Employer’s deduction, with respect to such payment, otherwise would be limited or eliminated by application of Section 162(m) of the Code; (b) to the extent that the Plan Administrator reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws; or (c) upon such other events and conditions as may be permitted under the Code and related guidance; provided that the payment shall be made at the earliest date at which the Plan Administrator reasonably anticipates the applicable circumstance specified above if of no further force or effect.”

*    *    *    *    *

IN WITNESS WHEREOF, I, Bill E. Larkin, duly authorized by the Company, hereby execute and adopt this first amendment to the Plan on behalf of and in the name of the Company, in accordance with Article 9 of the Plan, on this 31st day of December, 2008.

FUEL SYSTEMS SOLUTIONS, INC.

By:	/s/ Bill E. Larkin
Name:	Bill E. Larkin
Its:	CFO